SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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SPEECHWORKS INTERNATIONAL, INC.

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FILING PURSUANT TO RULE 14a-12

This filing is being made pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. This filing contains statements about Speechworks International, Inc. (“Speechworks”), Scansoft, Inc. (“Scansoft”), and the proposed acquisition of Speechworks by Scansoft. Statements in this filing regarding the proposed acquisition, the expected timetable for completing the acquisition, future financial and operating results, benefits and synergies of the acquisition, future opportunities for the combined company, benefits to be derived from the proposed acquisition and any other statements about Speechworks’ or Scansoft’s managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the ability to realize anticipated synergies and cost savings and the other factors described in Speechwork’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002. Speechworks and Scansoft expressly disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this filing.

The following is the text of the press release issued by Speechworks on April 24, 2003 in connection with the proposed acquisition of Speechworks by Scansoft and related written materials.

Filed by SpeechWorks International, Inc.

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934

On April 24, 2003, ScanSoft, Inc. and SpeechWorks International, Inc. issued a joint press release announcing that ScanSoft and SpeechWorks had entered into an Agreement and Plan of Reorganization. The text of the joint press release follows.

News Release

Contacts:	FOR IMMEDIATE RELEASE
Richard Mack Director, Corporate Communications ScanSoft, Inc. 978-977-2175 Email: richard.mack@scansoft.com	Marie Ruzzo Public Relations Manager SpeechWorks International, Inc. 617-428-4444 Email: marie.ruzzo@speechworks.com

ScanSoft and SpeechWorks to Merge; Brings Together the Broadest Portfolio

of Speech Technologies, Applications and Services

Transaction Expected to be Ten Percent Accretive to ScanSoft’s Earnings per Share, before

Amortization of Intangibles, in 2004; Strengthens Financial Resources, Customer Base

and Global Partnerships

PEABODY, Mass., and BOSTON, April 24, 2003 – ScanSoft, Inc. (NASDAQ: SSFT) and SpeechWorks International, Inc. (NASDAQ: SPWX) today announced a definitive agreement for ScanSoft to purchase all of the outstanding common stock of SpeechWorks. Under the terms of the agreement, ScanSoft will issue approximately 32.6 million shares of its common stock to SpeechWorks shareholders who will receive 0.860 shares of ScanSoft common stock for each share of SpeechWorks stock that they own. The transaction is valued at approximately $132 million, net of SpeechWorks’ cash balance of $49 million as of December 31, 2002 and based on the closing price of ScanSoft common stock on April 23, 2003 of $5.56 per share. Based on the average closing price for the companies’ shares during the last 30 days, the premium paid is approximately 63 percent. The transaction will be accounted for as a purchase.

The combination of ScanSoft and SpeechWorks will result in a global organization with the broadest portfolio of speech technologies, applications and services in the industry. The company will apply its innovative and patented technologies to produce next-generation speech interfaces and solutions and leverage its financial strength and operational discipline to provide customers and partners with a stable and reliable global supplier of standards-based speech applications.

Upon completion, ScanSoft expects to have total assets of approximately $386 million, including approximately $60 million in cash. The transaction is expected to generate cost synergies of approximately $27 million through headcount reductions in major operating functions of each company, office site consolidations and reductions in marketing and administrative expenses. As a result of these synergies, most of which will be realized at closing, ScanSoft expects the transaction to be neutral to

ScanSoft and SpeechWorks to Merge

April 24, 2003

earnings, before amortization of acquisition-related intangibles, for the first full quarter; approximately five percent accretive to earnings for the first full year; and approximately 10 percent accretive to earnings for the full year 2004. In 2004, ScanSoft expects combined revenue to exceed $200 million, including more than $125 million in speech-related revenue, and earnings per share of approximately $0.42 to $0.43, before amortization of acquisition-related intangibles.

“The combined organization gives ScanSoft the resources to lead the speech industry with a diverse and proven set of assets,” said Paul Ricci, chairman and CEO of ScanSoft. “With this transaction, ScanSoft’s innovative technologies and solutions, broad channels, professional services expertise, strong management and talented employees will allow us to accelerate the development and adoption of innovative speech-enabled applications and services worldwide.”

The transaction has been approved unanimously by both Boards of Directors and is subject to the approval of ScanSoft and SpeechWorks shareholders and various closing conditions including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The special meetings of shareholders are to be announced at a later date. Following regulatory and shareholder approval, ScanSoft expects the transaction to close by August 1, 2003. Evercore Partners served as financial advisor to ScanSoft in the transaction and Morgan Stanley served as financial advisor to SpeechWorks.

Benefits of the transaction include:

•	Broad Technical Strength and Enhanced Product Offerings – The combined organization will possess the industry’s foremost speech portfolio, bringing together a rich set of technologies in speech recognition, text-to-speech (TTS) and speaker verification; a broad range of intellectual property; and a full complement of applications in dictation, customer service, telecommunications and automotive solutions. In addition, the combined organization demonstrates an ongoing commitment to open standards as evidenced through its leadership and active participation in all key standards organizations.

•	Stronger, More Robust Channel and Partner Capabilities – The company will continue to partner with industry leaders such as Cisco, IBM, Intel and Microsoft to drive the adoption of speech. The company remains committed to maintaining a broad channel strategy to deliver its solutions and will leverage the strengths of the combined global channel network to expand its worldwide reach. As a result, ScanSoft will be better positioned to serve its range of partners, including Avaya, Convergys, Delphi, Edify, Intervoice, Motorola, Nortel Networks, Sony Entertainment, Texas Instruments, Visteon and VoiceGenie, with an expanded portfolio of technologies and applications, a deeper set of services and support capabilities, and a greater capacity to operate in nearly every country with speech solutions that support 45 languages.

•	Greater Global Presence – The expanded organization will include representation in more than 70 countries and employ approximately 800 individuals, with nearly half located internationally. The company will have significant engineering sites in Australia, Belgium, Canada, Germany, Hungary, Japan and the U.S. The transaction also provides for a greater international presence in distribution networks, expanded product capabilities and stronger global support and service centers, all particularly important for further penetrating European and Asian markets. The combined experience in international markets, paired with multi-language product capabilities, will help the company provide superior solutions on a global scale and extend its presence in important regions. The company expects international revenue to comprise more than 40 percent of total revenue.

•	Experienced, Dedicated Services Organization – The speech industry has evolved from the deployment of isolated applications to more comprehensive, enterprise-wide systems, increasing the

ScanSoft and SpeechWorks to Merge

April 24, 2003

need for experienced professional services and support. SpeechWorks brings an intimate knowledge of the speech industry and is well versed in the complex customer requirements, market trends and deployment intricacies associated with state-of-the-art speech applications. Following the transaction, the combined organization will be better equipped to serve its major enterprise accounts, channel partners and telecommunications carriers worldwide.

Investment Protection and Future Solutions

In recognition of the global success of SpeechWorks’ and ScanSoft’s current automated speech recognition (ASR) and TTS product suites, both companies’ products will continue to be available and supported. The company plans to integrate its offerings and provide seamless API interfaces, based on industry standards, to facilitate product and application updates.

“SpeechWorks is committed to the proliferation of speech solutions on a global scale, and we believe this transaction brings value to the entire industry,” said Stuart R. Patterson, CEO of SpeechWorks. “We look forward to combining our resources with ScanSoft. Our collective strengths and expertise, combined with our global network of partners, will allow us to provide enterprise and carrier customers around the world with even more powerful and efficient speech solutions that generate new revenues, reduce costs and enhance customer satisfaction.”

ScanSoft Executive Team

Paul Ricci will remain Chairman and Chief Executive Officer of ScanSoft. Upon the close of the transaction, Stuart Patterson will become President of ScanSoft. In addition, several key members of the SpeechWorks executive team will join the senior management ranks of ScanSoft. Paul Ricci added, “I am enthusiastic about Stu joining the ScanSoft team in this key executive role. With the tremendous opportunities that lie ahead for the combined organization, his 20 years of experience in telecommunications and leadership in the speech industry will be invaluable assets.”

In conjunction with this announcement, ScanSoft today also announced the retirement of Michael Tivnan from his positions as President, COO and Board Member. Mr. Tivnan will continue to serve as a senior advisor for the company. “Throughout his tenure, Mike has led the company through several transformations and made innumerable contributions to the growth and development of ScanSoft. I wish to express my sincere appreciation for his tireless efforts,” added Mr. Ricci.

Investor Call

In conjunction with this announcement, ScanSoft will conduct a conference call today at 8:30 a.m. ET to discuss the transaction. Those who wish to listen to the live broadcast should visit the Investor Relations section of ScanSoft’s Web site at www.scansoft.com at least 15 minutes prior to the event and follow the instructions provided to assure that the necessary audio applications are downloaded and installed.

The conference call also can be heard live by dialing (719) 457-2728 or (800) 475-3716 five minutes prior to the call. A replay of the call will be available from 11:30 a.m. ET on Thursday, April 24, 2003, through 11:30 p.m. ET on Wednesday, April 30, 2003. To access the replay, dial (888) 203-1112 or (719) 457-0820 and refer to confirmation code 762476.

About SpeechWorks

Organizations around the world trust SpeechWorks to manage their customer conversations. As a leading provider of speech technologies and services, SpeechWorks helps companies create and implement unique Speech Strategies that ensure maximum financial return and the highest levels of caller satisfaction. The Company provides speech recognition, text-to-speech (TTS) and speaker verification for network and embedded environments, including new multimodal devices with both an audio interface and

ScanSoft and SpeechWorks to Merge

April 24, 2003

visual display. SpeechWorks’ customers include carriers, corporations and government organizations such as Aetna, AOL Time Warner, Bank of America, The Boeing Company, Citibank Europe, Deutsche Telekom, Microsoft, and United Airlines. For more information, please call 617.428.4444 or visit www.speechworks.com.

About ScanSoft, Inc.

ScanSoft, Inc. (Nasdaq: SSFT) is a leading supplier of imaging, speech and language solutions that are used to automate a wide range of manual processes – saving time, increasing worker productivity and improving customer service. For more information regarding ScanSoft products and technologies, please visit www.ScanSoft.com.

ScanSoft and the ScanSoft logo are registered trademarks or trademarks of ScanSoft, Inc. in the United States and other countries. All other company or product names mentioned herein may be the trademarks of their respective owners.

Additional Information and Where To Find It

ScanSoft intends to file a registration statement on Form S-4 in connection with the transaction, and ScanSoft and SpeechWorks intend to file with the SEC and mail to their respective stockholders a joint proxy statement/prospectus in connection with the transaction. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about ScanSoft, SpeechWorks and the transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) at the Securities and Exchange Commission’s web site at www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained by contacting ScanSoft or SpeechWorks

ScanSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and SpeechWorks in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in ScanSoft’s proxy statement for its 2002 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on or about April 30, 2002. This document is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from ScanSoft.

SpeechWorks and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and SpeechWorks in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in SpeechWorks’ proxy statement for its 2002 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on or about April 15, 2002. This document is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from SpeechWorks.

Safe Harbor Statement

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements herein include statements addressing future financial and operating results of ScanSoft; statements relating to the magnitude, timing, effects, and any synergies that may result from the proposed acquisition; and statements concerning the outcome of any necessary regulatory and stockholder approvals required in connection with the proposed acquisition.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: potential that the information and estimates used to predict the cost savings and anticipated revenues were not accurate; failure of the acquisition to be materially accretive in a timely manner; failure to retain customers; difficulties with integrating product plans, schedules and resources; risks associated with

ScanSoft and SpeechWorks to Merge

April 24, 2003

the acquisition, including the need for regulatory and stockholder approvals, as well as transaction costs and the related integration of operations; difficulties in implementing planned cost reductions; failure to obtain and retain expected synergies; political and global economic risks attendant to a greater international presence; and other economic, business, and competitive factors affecting the business generally.

More detailed information about these factors and other risks affecting ScanSoft are set forth in ScanSoft’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for fiscal 2002 and the most recent quarterly reports on Form 10-Q. ScanSoft is under no obligation to (and expressly disclaims any such obligation to) update or alter the forward-looking statements, whether as a result of new information, future events or otherwise.

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Filed by SpeechWorks International, Inc.

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934

On April 24, 2003, SpeechWorks International, Inc. posted the following Frequently Asked Questions on its website.

ScanSoft and SpeechWorks

Frequently Asked Questions

1.    What was announced today?

ScanSoft and SpeechWorks announced a definitive agreement to merge the companies, whereby ScanSoft will purchase all outstanding SpeechWorks common stock. This transaction brings together the broadest set of speech technologies, products and professional services in a diversified organization that is able to support partners and customers on a global scale more effectively and efficiently.

2.    What are the terms of the transaction?

As consideration for the transaction, ScanSoft will issue approximately 32.6 million shares of its common stock to SpeechWorks shareholders who will receive 0.860 shares of ScanSoft common stock for each share of SpeechWorks stock that they own. The transaction is valued at approximately $132 million, net of SpeechWorks’ cash balance of $49 million as of December 31, 2002 and based on the closing price of ScanSoft common stock on April 23, 2003 of $5.56 per share. Based on the average closing price for the companies’ shares during the last 30 days, the premium paid is approximately 63 percent.

3.    What is the rationale behind this agreement?

The combination of ScanSoft and SpeechWorks brings together the broadest portfolio of speech technologies, applications and professional services that will enable the combined organization to offer complete solutions to its partners and customers around the world more effectively and efficiently. Through its broad range of global channels and professional services organizations, the combined organization is poised to deliver repeatable speech applications today and leverage its innovative and patented technology to deliver next-generation speech interfaces and solutions for emerging market opportunities. In addition, through its combined financial strengths and operational discipline, the company will provide the industry with a stable and reliable supplier of standards-based speech technologies and applications on a global scale.

4.    When is this transaction expected to close?

Pending regulatory and shareholder approvals, ScanSoft expects the transaction to close by August 1, 2003.

5.    What regulatory and shareholder approvals are necessary?

This transaction has been unanimously approved by both Boards of Directors and is subject to the approval of ScanSoft and SpeechWorks shareholders and various closing conditions, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The special meetings of shareholders will be announced at a later date.

6.    How does this transaction affect the combined company’s financial projections?

The transaction is expected to generate cost synergies of approximately $27 million through anticipated headcount reductions in each of the company’s major operating functions of each company, office site consolidations, and reductions in marketing and administrative expenses. As a result of these synergies, most of which will be realized at closing, ScanSoft expects the transaction to be neutral to earnings, before amortization of acquisition-related intangibles, for the first full quarter; approximately five percent accretive to earnings for the first full year; and approximately 10 percent accretive to earnings for the full year 2004. In 2004, ScanSoft expects combined revenue to exceed $200 million, including more than $125 million in speech-related revenue, and earnings per share of $0.42 to $0.43, before amortization of acquisition-related intangibles.

7.    How does this transaction affect the companies’ respective Q1 earnings announcements?

Q1 earnings for both companies will proceed as planned. This transaction will not have any immediate impact until closing in mid Q3 2003. ScanSoft is scheduled to report Q1 earnings on May 6 and SpeechWorks is scheduled for April 28.

8.    Who will be on the management team for the combined organization?

Paul Ricci will remain chairman and CEO of ScanSoft. Upon the close of the transaction, Stuart Patterson will become president of ScanSoft. Additional members of the SpeechWorks senior management team will join the senior management of the combined company. Additional information about organizational structure and other senior management roles will be made available in the coming weeks.

9.    Will there be a reduction in workforce as part of the integration?

This transaction is expected to generate cost synergies of approximately $27 million through anticipated headcount reductions in each of the combined company’s major operating functions. From an initial view of the business, reductions are expected to include at least 130 people.

10.    How will the employees and offices be merged? Will headquarters remain in Peabody, Mass.? Will some offices be closed?

An integration team will begin work immediately to assess business requirements and make recommendations about staffing and offices. The company will be headquartered in Peabody, Massachusetts, and will maintain a number of offices throughout North America, Europe and Asia, including a significant presence in the Boston area. As part of the integration and anticipated headcount reduction, the company does expect to close some offices but specific decisions have not yet been made.

11.    Does ScanSoft plan to change its name?

There are no current plans to change the name of the company. However, the company recognizes the value of and equity in the SpeechWorks brand and intends to preserve it.

12.    How will the integration be managed?

The integration will be managed through an integration team that will include executives and employees from both companies in a variety of operational areas. In the coming weeks, the company will provide additional details on organizational structure and several additional management positions. The company expects that specific transitions will begin to take place upon the closing of the transaction.

13.    How will the organization minimize disruptions across the business?

Senior management from both companies will work closely with staff to make sure that communications are clear and that disruption from the transaction is minimized. The respective companies will work closely with customers and partners to ensure that their needs are met through this integration period and beyond.

14.    Is ScanSoft ready to absorb and integrate yet another large organization?

ScanSoft has demonstrated that it has the requisite financial controls and the ability to integrate businesses, and expects to repeat its success in this transaction. ScanSoft is nearing the completion of the Philips acquisition and is achieving its benchmarks ahead of schedule. With the help of the integration team, the company expects a smooth and timely integration of the two companies.

15.    What is the strategic vision of the combined company?

Combined, the companies’ technologies and market leadership can expand addressable opportunities in automotive, telecommunications, consumer, telematics and mobile markets. Each organization brings strengths through their respective businesses that complement each other’s offerings and go-to-market strategies. These complementary offerings will enable the combined organization to better serve a broader market opportunity by pursuing segments that previously had barriers to entry for the individual organizations.

16.    Has ScanSoft shifted focus away from imaging?

No. This is a decisive, strategic move for the company and meets its objective of expanding its penetration both geographically and in new markets. The company continues to introduce new, innovative imaging products and capture additional market share worldwide through its solutions.

17.    Will the combined organization continue to look for M&A opportunities?

As part of the company’s strategy, ScanSoft will continue to evaluate any options that will drive the company forward by providing operational and strategic synergies or offering significant revenue growth opportunities, and thereby increasing shareholder value. Any consideration must be consistent with ScanSoft’s acquisition criteria: acquiring leading technologies and channels; preserving core management, sales and engineering staff; ensuring the transaction can be accretive for the first full year; paying back the face value of the transaction in cash within the first five years; and providing a cultural fit between organizations.

18.    How will this transaction benefit customers?

ScanSoft and SpeechWorks are two of the leading suppliers of speech technologies, spanning a number of areas including dictation, text-to-speech, network-based speech recognition, speaker verification and embedded/mobile markets and related professional services. By joining forces, customers can expect the combined organization to offer the broadest array of speech technologies available on a global scale to provide more complete solutions to customers and partners more effectively and efficiently. ScanSoft and SpeechWorks are working in tandem to ensure that customers will have as seamless a transition as possible.

19.    Is the company shifting to a direct sales strategy?

The company is committed to maintaining a broad channel strategy to deliver its solutions and will leverage the strengths of the respective global channel networks to expand its worldwide reach. To augment this core strategy, ScanSoft will be evaluating all options that make operational and financial sense to continue to drive revenue for the combined company.

20.    Will the company continue to supply the ScanSoft and SpeechWorks products?

Both companies offer many exceptional products. The combined organization expects to offer the most comprehensive product portfolio in the industry while maintaining the integrity of both companies’ product lines. It will continue to offer the products that best meet the needs of its customers.

21.    What product integration will happen and when will details be available?

ScanSoft believes that its broad, combined product portfolio enables it to serve a larger market opportunity and more easily address customer requirements. The integration team will be evaluating the combined organization’s product portfolio and over time will utilize techniques and technologies from each company to improve the performance of its products. ScanSoft cannot disclose any detailed product integration plans until after the transaction is closed.

22.    To what extent will current products be supported?

In recognition of the global success of SpeechWorks and ScanSoft’s current automated speech recognition (ASR), text-to-speech and speaker verification product suites, both companies’ products will continue to be available and supported for existing and new customers. In the future, the company plans to integrate its offerings and provide seamless API interfaces based on industry standards such as VoiceXML and SALT to facilitate product and application updates.

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Additional Information and Where To Find It

ScanSoft intends to file a registration statement on Form S-4 in connection with the transaction, and ScanSoft and SpeechWorks intend to file with the SEC and mail to their respective stockholders a joint proxy statement/prospectus in connection with the transaction. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about ScanSoft, SpeechWorks and the transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) at the Securities and Exchange Commission’s web site at www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained by contacting ScanSoft or SpeechWorks.

ScanSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and SpeechWorks in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in ScanSoft’s proxy statement for its 2002 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on or about April 30, 2002. This document is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from ScanSoft.

SpeechWorks and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and SpeechWorks in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in SpeechWorks’ proxy statement for its 2002 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on or about April 15, 2002.

This document is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from SpeechWorks.

Safe Harbor Statement

This document contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include the possibility that the ScanSoft/SpeechWorks transaction does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval or that prior to the closing of the proposed transaction, the businesses of the companies suffer due to uncertainty; the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; that ScanSoft and SpeechWorks are unable to transition customers, successfully execute their integration strategies, or achieve planned synergies; other risks that are described from time to time in ScanSoft’s and SpeechWorks’ Securities and Exchange Commission reports (including but not limited to ScanSoft’s annual report on Form 10-K for the year ended December 31, 2002, SpeechWorks’ annual report on Form 10-Kfor the fiscal year ended December 31, 2002, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, ScanSoft’s results could differ materially from ScanSoft’s expectations in these statements. ScanSoft assumes no obligation and does not intend to update these forward-looking statements.

Filed by SpeechWorks International, Inc.

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934

On April 24, 2003, SpeechWorks International, Inc. posted the following Frequently Asked Questions on its website.

SpeechWorks Internal FAQ’s

The FAQ’s are organized into the following categories:

•	Rationale
•	Technology
•	Logistics
•	My Job
•	Benefits & Comp

Rationale

Q    Can you elaborate a bit more on the rationale for doing this transaction?

o	We believe that this transaction gives us the resources necessary to compete more effectively in the current speech market. Combining our two companies brings together an unrivaled set of speech technologies, products and services that will result in a diversified organization that is able to support partners and customers more effectively and efficiently on a global scale.

Q    How is this going to benefit SpeechWorks vs. SpeechWorks remaining a standalone entity?

o	Financial strength and profitability:
o	Broader market language and product coverage
o	Complementary technologies and geographies
o	Diversified revenue stream (i.e. exposure to network speech balanced by other lines of business)
o	Allows us to continue to invest as much or more in network speech

Q    Why does ScanSoft want to merge with SpeechWorks; what’s in it for them?

o	Product strengths in network and embedded ASR, TTS and verification
o	Professional services capabilities and proven expertise
o	Complementary technologies and geographies
o	Management depth and talent in speech industry
o	Packaged tools and applications
o	Strong enterprise sales force, particularly in the US
o	Compatible and synergistic channels strategy

Q    Do you mean we couldn’t get there on our own?

•	As a stand-alone entity, we would be more reliant on the network speech market and more sensitive to the impact of big deals on individual revenue quarters. Our two companies merging should allow us to not only continue but possibly increase our investment in network and embedded speech in a profitable corporate business model.
•	We believe in the power of the global speech market, so our goal is to position our company in the best possible manner to capitalize on that market opportunity. Combining the companies puts us in a much stronger position over the long-term.

Q    What does each company bring to the table; how do they complement each other?

Let’s talk about each individual company’s publicly visible strengths, as those strengths dovetail and, when combined, will form a much stronger single company:

o	SpeechWorks is the leader in network-based speech recognition and TTS in the United States. SpeechWorks has leading speaker verification technology.
o	ScanSoft has leadership in dictation as well as a strong portfolio of languages for ASR and TTS. ScanSoft also has a strong presence in the ASR market overseas.
o	SpeechWorks has a world-renowned professional services organization and has developed the industry’s most well-known and successful speech applications. SpeechWorks has identified a market opportunity in more packaged – or repeatable – applications, and has the speech technology and services
o	ScanSoft has a focused channel strategy and ability to deliver repeatable applications. ScanSoft has built a diversified revenue stream and has already, through their acquisition of Philips’ speech assets, demonstrated their commitment to speech.
o	ScanSoft is a profitable organization

Technical strategy

Q    What is the vision for how we will integrate our products and services?

o	Just like we have done in the past (integration of AT&T and Eloquence technologies for example), we will develop future generations of our products based on the best technologies both companies have developed

Q    What can we say about the future of the products we’re selling today? Will both companies’ products converge in the future?

•	In recognition of the global success of Spiderman’s and Superman’s current automated speech recognition (ASR) and TTS product suites, both companies’ products will continue to be available and supported for existing and new customers. In the future, the company plans to integrate its offerings and provide seamless API interfaces to facilitate product and application updates.
o	In addition, the integration team will begin work to evaluate the combined organizations product lines and make recommendations for integration. However, no product integration plans can be announced prior to the transaction closing.

Q    Do they have services?

o	Yes, but on a much smaller scale than the SpeechWorks Solutions group.

Q    Will we sell both SpeechWorks and ScanSoft products?

o	Yes.

Logistics of the Merger

Q    Who are the people on the exec team?

o	The executive team is in the process of being finalized. We will start to describe the combined organization, introduce more of the exec team, and begin to describe the integration team and process to you in the upcoming weeks. Our internal target is to have quite a bit of information about the integration process ready for sharing at the company meeting next week.

Q    Are we being acquired or merged?

o	As a financial transaction, this is an acquisition. However, it is a merger in terms of integrating people, technology, products, processes and the management and Board of the combined organizations. We will generally refer to this transaction as a ‘merger’ (as you’ll see in the public press release). SpeechWorks’ products, services, people and values will be very much a part of the combined company.

Q    When will this deal be finalized?

o	As two public companies, the acquisition is subject to shareholder approval, the scrutiny of the SEC, and various closing conditions including expiration or termination of the applicable waiting period under the Hart-Scott-Rodina Antitrust Improvement Acts. Both companies will be working closely to expedite the closure.
o	In the end, the date of the closing depends on the SEC and other government bodies and we are subject to their timetable. Based on past history, we can reasonably expect that the transaction could be finalized in 90-120 days (mid Q3), but don’t be surprised if it takes a bit longer.

Q    What is the process and steps for integration?

o	The first step is the formation of an integration team made up of representatives from each organization. An integration team is appointed so that representatives from both companies are involved with this process. Rich Westelman will represent SpeechWorks as one of two leaders of the Integration Team. Many participants from nearly every organization within the two companies will join them. The integration team will be meeting often and will provide frequent updates to Stu and Paul regarding their progress against defined milestones.

Q    What can I expect in the months leading up to the closing?

o	Continue business as usual. Although we can plan for the integration and the operation of the combined company thereafter, we MUST operate as independent entities until the closing. It is critical, therefore, that we focus on meeting our Q2 and Q3 goals. We will do our utmost to provide ongoing communication updates from Paul, Stu, and the integration team. We will also schedule brown-bag seminars and other Q&A sessions to discuss how to work in an organization that is changing.
o	You may receive questions from partners, customers, and other parties outside of SpeechWorks. You should continue to use the same discretion as always when discussing company information. Only offer information that has been made public in a press release or posted on our website. If you have questions, please discuss them with your manager.
o	If you see some Partner and Customer uncertainty, please raise any important issues with management. It is critical that we maintain strong Partner and Customer relationships and combat competitive positioning that may try to take advantage of this ‘uncertainty’ during the transition phase.

Q    Are there any restrictions on how we communicate during the months leading up to the closing?

o	Yes, you should only communicate information that has been publicly disclosed. If you are involved in a meeting regarding future company or product integrations you should not disclose these discussions. During the transition period, we must continue to act as two separate companies to the outside world. We will circulate a legal memo on communication restrictions during the month leading up to the closing. If in doubt about appropriate communications, please consult Bob Kellegrew our General Counsel.

Q    How should I answer the phone?

o	Prior to the acquisition being finalized, we will continue to operate as a completely independent company, i.e. it is business as usual, so keep answering the phone the way you currently do. Our SpeechSite will remain unchanged during this time.

Q    What do I tell my clients and partners?

•	First, we need to stick to the communications messages as outlined in the press release and FAQ documents. Those are the public messages and the ‘official word,’ so we shouldn’t deviate from or elaborate/speculate on those specific messages

Q    Within the ‘official word’ message guidelines, are there specific points I should emphasize when speaking to partners,

customers and prospects?

•	Continuity of the management team, in particular Stu Patterson as President of ScanSoft, and other SpeechWorks management positions in the combined company that will be announced in upcoming weeks.
•	Continuity of product lines and the investment protection we provide customers today that will extend into the future as a combined company. [See more detailed responses under “What can we say about the future of the products we’re selling today?” question above] If they have any questions, they can speak to Steve Chambers or Stu Patterson.

My Job

Q    How will we know how the two companies merging affects me, personally?

o	The integration teams will be working on the plans to merge the two companies over the next months. As much as practical while we’re still apart, the integration team will work very closely with the management team to make decision regarding organizations, groups, locations, products and individuals. We will make every effort to communicate full integration plans as those plans are finalized.

Q    If my position is eliminated due to the merger, what is the severance package?

o	The severance package will not be the same as before, but it will be similar. It will be a composite of the severance policies of the two companies.
o	A cash payment of 4 weeks base pay, plus one week per year of employment,, after the first year of employment. So for example, if an employee has been employed for 2.5 years, he or she would be eligible for 6.5 weeks.
o	Healthcare coverage at 100% for 3 months.

Q    Will you continue the projects I am working on? What does this announcement mean to my existing projects and day-to-day activities?

o	Keep doing what you are doing. We have established a solid operating plan through our strategic and operating planning process at SpeechWorks. We will continue to execute that plan during the next months and each SpeechWorker should continue his/her role per that plan.

o	Remember that SpeechWorks will continue to operate as an individual company until the transaction is finalized. It is critical that we maintain our outstanding levels of customer/partner satisfaction and achieve our targeted revenue goals.

Q    Will my job be in the same location?

o	The integration team will be tasked with looking at all job functions in all locations. So, while we don’t envision reducing our presence in any particular major location or country, we cannot make any guarantees about office locations.

Benefits & Comp

Q    What will happen to options?

o	The treatment of options will be somewhat complicated; here is a high-level summary.
■	Prior to the closing, 100% of all of your unvested options will vest (‘accelerated vesting’);
■	All of your “in-the-money” options will be exercised and turn into shares of SPWX stock
■	All of your “out-of-the-money” options will expire immediately
■	You will then have opportunities to turn those shares of SPWX stock into cash and/or shares of SSFT stock according to your own preferences
o	We will follow-up in the next week or two with a complete description of what will happen to your options and how.
o	In addition, SpeechWorks employees who will be part of ScanSoft will receive “initial” option grants.

Q    How will my comp and benefits change?

o	It is likely that US employees will stay on the current benefit plans until the end of the year or perhaps longer. As soon as we have any further updates we will let you know. ScanSoft has a similar (but not exact) benefit package to our own, and the good news is that PHCS is also their health care network.
o	Internationally we are working with their HR team to understand what they provide in their benefit package. International folks who are not integrated into existing ScanSoft offices will likely remain on their current benefit packages. For those individuals who are incorporated into local ScanSoft offices will receive the local ScanSoft benefit package.

Q    Will we get the 5% salary cut back?

o	We haven’t discussed yet what the total compensation packages will be for employees. However, in the course of the integration, we will look at all job functions and identify significant differences in salary in similar job functions, adjustments may be made up or down on either side.

Q What will happen to the company bonus for 2003?

•	As promised in the last company meeting, if we meet our Q1-Q2 goals of $22m in revenue and Q2 LPS less than $0.10, you will receive a company bonus of 2-2.5% in July.

Q    How will my annual review be affected?

•	ScanSoft currently has an annual review process, and the plan is to merge our review processes in 2004. This means you will still have your annual performance and salary review as according to our current SpeechWorks policy in 2003.

Q    Will we continue to get sabbaticals?

o	ScanSoft does not have a sabbatical program, but those who would be eligible for Sabbatical by the closing date will still be eligible to take it. You do not need to take your sabbatical before the closing date.

Additional Information and Where To Find It

ScanSoft intends to file a registration statement on Form S-4 in connection with the transaction, and ScanSoft and SpeechWorks intend to file with the SEC and mail to their respective stockholders a joint proxy statement/prospectus in connection with the transaction. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about ScanSoft, SpeechWorks and the transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) at the Securities and Exchange Commission’s web site at www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained by contacting ScanSoft or SpeechWorks.

ScanSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and SpeechWorks in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in ScanSoft’s proxy statement for its 2002 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on or about April 30, 2002. This document is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from ScanSoft.

SpeechWorks and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and SpeechWorks in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in SpeechWorks’ proxy statement for its 2002 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on or about April 15, 2002. This document is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from SpeechWorks.

Safe Harbor Statement

This document contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include the possibility that the ScanSoft/SpeechWorks transaction does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval or that prior to the closing of the proposed transaction, the businesses of the companies suffer due to uncertainty; the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; that ScanSoft and SpeechWorks are unable to transition customers, successfully execute their integration strategies, or achieve planned synergies; other risks that are described from time to time in ScanSoft’s and SpeechWorks’ Securities and Exchange Commission reports (including but not limited to ScanSoft’s annual report on Form 10-K for the year ended December 31, 2002, SpeechWorks’ annual report on Form 10-Kfor the fiscal year ended December 31, 2002, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, ScanSoft’s results could differ materially from ScanSoft’s expectations in these statements. ScanSoft assumes no obligation and does not intend to update these forward-looking statements.